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                                                                   EXHIBIT 99.4


                 [LETTERHEAD OF WASHINGTON GROUP INTERNATIONAL]


                                NOVEMBER 20, 2001

               WASHINGTON GROUP'S PLAN OF REORGANIZATION APPROVED

         Boise, Idaho - Washington Group International, Inc. announced that its Plan of Reorganization was confirmed today by the U.S. Bankruptcy Court for the District of Nevada in Reno, clearing the way for the company to complete its financial restructuring. Confirmation of the Plan constitutes Court approval of the company's proposed debt-for-equity exchange, agreed to last week by the steering committees of the company's secured lenders and unsecured creditors.

         The Plan also provides for the settlement of outstanding litigation between Washington Group and Raytheon Company.

         The company's secured lenders will receive 80 percent of the primary equity in the newly reorganized company and $20 million in cash. The company's unsecured creditors will receive 20 percent of the primary equity in the newly reorganized company and the right to purchase, through warrants, up to an additional 25 percent of the new common stock of the reorganized company over four years following the effective date of the company's Plan of Reorganization.

         Under the plan, existing Washington Group common stock (WNGXQ) will be cancelled as of the plan's effective date. New shares of common stock are expected to be issued to the company's secured lenders and unsecured creditors in 45 to 60 days.

         Stephen G. Hanks, Washington Group President and Chief Executive Officer, welcomed the Court's decision.

         "With confirmation, we now have the financial platform to ensure that we can continue to provide the superior engineering and construction services for which we are known," said Hanks. "I am extremely proud of our employees and their performance during our financial restructuring. During the year 2001, we have booked almost $3 billion in new work, maintained our leadership positions in the fastest growing markets in our industry, and set safety records on dozens of projects. Our disciplined management of cash

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flow and our balance sheet has left us free of term debt. Throughout our financial situation, we have maintained our clients and our employees. It is almost a miracle that the company could go through this process and still retain its position in the fastest growing market segments in the industry."

         Washington Group filed for protection under Chapter 11 of the federal bankruptcy code on May 14, 2001. The company said that its secured lenders voted overwhelmingly in favor of the reorganization plan.

         Washington Group International, Inc., is a leading international engineering and construction firm with more than 30,000 employees at work in 43 states and more than 35 countries. The company offers a full life-cycle of services as a preferred provider of premier science, engineering, construction, program management, and development in 14 major markets.

                                      # # #

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as MAY, WILL, COULD, SHOULD, EXPECT, ANTICIPATE, INTEND, PLAN, ESTIMATE, or CONTINUE or the negative thereof or other variations thereof. These include, among others, statements with respect to the terms of the plan of reorganization and the structure of the reorganized company. Forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates, the involvement of Washington Group's creditors and equity holders in the Chapter 11 proceeding, bankruptcy court approvals incident to Washington Group's operations in Chapter 11 and the ultimate reorganization of Washington Group, and possible changes or developments in social, economic, business industry, market, legal, and regulatory circumstances and conditions and other actions taken or omitted to be taken by third parties, including the corporation's customers, suppliers, business partners, and competitors and legislative, regulatory, judicial, and other governmental authorities and officials.